Exhibit 10.3

ENVIRONMENTAL INDEMNITY

AGREEMENT

This Environmental Indemnity Agreement (“Indemnity”) is entered into this 14th day of March, 2012, by DC-2775 NORTHWOODS PARKWAY, LLC, a Delaware limited liability company (“Borrower”) and CARTER/VALIDUS OPERATING PARTNERSHIP, LP (“Guarantors”) (Borrower and Guarantors shall collectively be referred to herein as the “Indemnitors”), to and for the benefit of AMERICAN FAMILY LIFE INSURANCE COMPANY (“American Family”), its successors and assigns.

RECITALS:

A. American Family has agreed to lend Borrower the sum of Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00) (the “Loan”), pursuant to the Promissory Note of even date herewith (“Note”), which Loan is secured by, among other things, a Deed to Secure Debt, Assignment of Rents and Security Agreement of even date herewith from Borrower to American Family (“Security Deed”) on the real estate described in Exhibit A attached hereto, and the improvements constructed thereon and thereto (the “Premises”), the terms of which are hereby incorporated herein by reference.

B. It is a condition of American Family’s advancing funds to Borrower pursuant to the Note that this Indemnity be executed and delivered to American Family by Indemnitors.

NOW THEREFORE,

IN CONSIDERATION OF THE FOREGOING AND OTHER VALUABLE CONSIDERATION, the receipt and adequacy of which is acknowledged, each Indemnitors agree as follows:

1. (a) “Environmental Law” means any applicable current or future federal, state or local law, statute, regulation, order, or rule, which regulates or affects environmental matters, including, without limitation, those relating to: (i) the treatment, storage, disposal, generation and transportation of any Hazardous Substance; (ii) air, soil, water, electromagnetic or noise emissions or pollution; (iii) surface or ground water contamination; (iv) spills, discharges, leaks, emissions, escapes, dumping or other releases or threatened releases of any Hazardous Substance into the environment, whether or not notification or reporting to any governmental agency was or is required; (v) the protection of wildlife, marine sanctuaries, vegetation and wetlands; (vi) the utilization of building products, construction materials, construction techniques; (vii) the protection of natural resources; (viii) storage tanks, vessels and related equipment; (ix) abandoned or discarded barrels, containers and other closed receptacles; (x) reporting and notification regarding any Hazardous Substance; or (xi) otherwise relating to the manufacture, processing, use, distribution, treatment, storage, disposal, transportation, or handling of any Hazardous Substance.

(b) “Hazardous Substance” means:

i) any pollutant, contaminant, pesticide, hazardous or extremely hazardous waste, or other hazardous or toxic substance, chemical, waste or material within the meaning of any Environmental Law, including, without limitation, (A) any “hazardous substance” as defined by, or identified in or pursuant to, The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., and all amendments thereto and reauthorizations thereof; (B) any “hazardous waste” as defined by, or identified in or pursuant to, The Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and all amendments thereto and reauthorizations thereof; (C) any “hazardous material” identified in or pursuant to The Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq., and all amendments thereto and reauthorizations thereof; (D) any chemical substance or mixture regulated under The Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., and all amendments thereto and reauthorizations thereof; (E) any “toxic pollutant” under The Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., and all amendments thereto and reauthorizations thereof; or (F) any “hazardous air pollutant” under The Clean Air Act, 42 U.S.C. Section 7401, et seq., and all amendments thereto and reauthorizations thereof;

ii) petroleum, crude oil or any fraction thereof;

iii) natural gas, natural gas liquids, liquified natural gas (all the foregoing collectively called “Natural Gas Products”), synthetic gas or mixtures of Natural Gas Products and synthetic gas;

iv) any radioactive material, including any source, special nuclear or byproduct material, however produced, as defined in the Atomic Energy Act, 42 U.S.C. Section 2011, et seq., and amendments thereto and reauthorizations thereof;

v) asbestos-containing materials in any form or condition;

vi) chemicals now subject to, or which become subject to, the OSHA Hazard Communication Standard, 29 C.F.R. Section 1910.1200, et seq.;

vii) any hazardous biological agent or contaminant;

viii) polychlorinated biphenyls (“PCBs”); or

ix) any paint or other surface coatings that contain lead.

2. (a) Indemnitors jointly and severally agree to indemnify, defend and hold American Family harmless from and against, and shall reimburse American Family for, any and all losses, claims, liabilities, damages (including compensatory, consequential and punitive), injunctive relief, injuries to person, property or natural resources, costs, expenses, actions or causes of action, arising from or in connection with:

i) any spill, leakage, emission, presence, release or threatened release of any Hazardous Substance at the Premises;

ii) any obligation or liability arising under, or violation of, any Environmental Law with respect to the Premises; or

iii) any obligation or liability arising under any Environmental Law with respect to any Hazardous Substance at any offsite location which migrated or was transported from, or is alleged to have migrated or to have been transported from, the site of the Premises.

(b) The foregoing indemnity includes without limitation: all costs (in law or in equity) of removal, remediation of any kind, and disposal or treatment of any such Hazardous Substance; all investigatory costs and all costs incurred in order to comply with, or remedy any violation of, any Environmental Law; all costs associated with claims for damages to persons, property, or natural resources; and American Family’s reasonable attorneys’ and paralegals’ fees and costs, consultants’ fees and court costs.

(c) Under no circumstances shall American Family be required or obligated to seek recovery from third parties in order to maintain a claim against Indemnitors. Indemnitors agree that the failure to pursue such recovery or mitigate any loss will in no way reduce the amounts recoverable by American Family from Indemnitors.

(d) Indemnitors, on behalf of themselves, their respective executors, representatives, heirs, successors and assigns, waives and releases American Family from any and all claims of any kind or character arising under or pursuant to any Environmental Law with respect to the Premises, unless such claims arise from or relate to the acts or omissions of American Family or first arise from and after the date that American Family or a receiver takes possession of the Premises or acquires title to the Premises through foreclosure or a deed in lieu of foreclosure.

(e) Indemnitors shall defend any claim or action subject to this Indemnity using counsel reasonably acceptable to American Family. If the Indemnitors’ defense is not reasonably acceptable to American Family, American Family may elect, at its sole option, to defend, at Indemnitors’ sole cost, expense and risk, and using counsel selected by American Family and reasonably acceptable to Indemnitors, any claim or action asserted by any third party which is subject to this Indemnity, by sending prompt written notice of such election to Indemnitors.

(f) Notwithstanding anything to the contrary herein provided, the foregoing indemnity does not apply to any losses, claims, liabilities, damages (including compensatory, consequential and punitive), injunctive relief, injuries to person, property or natural resources, costs, expenses, actions or causes of action arising from or relating to acts or omissions of American Family or first arising from and after the date that American Family or a receiver takes possession of the Premises or acquires title to the Premises through foreclosure or a deed in lieu of foreclosure.

3. The obligations of Indemnitors under this Indemnity shall survive satisfaction of the Loan, but only to the extent of liabilities arising from or relating to the Premises while the Premises are owned or controlled by the Indemnitors and shall be independent of the obligations of Borrower to American Family in connection with the Loan. The rights of American Family under this Indemnity shall be in addition to any other rights and remedies of American Family, including any other rights and remedies under any guaranty or Loan Document at law or in equity. American Family shall have full recourse to the assets of Indemnitors for payment of the obligations of Indemnitors under this Indemnity. Notwithstanding the foregoing, this Indemnity shall not cover any liability under Environmental Laws to the extent such liability is attributable to acts or omissions of parties other than Borrower, Guarantors or their affiliates occurring after Borrower ceases to be the owner of or vested with an interest in the Premises.

4. Any amount properly claimed hereunder by American Family, not paid by Indemnitors within thirty (30) days after written demand from American Family shall bear interest from the postmarked date of such demand at a rate per annum equal to the Default Rate.

5. This Indemnity shall inure to the benefit of American Family, American Family’s successors and assigns, and shall be binding upon Indemnitors, their respective executors, representatives, heirs, successors and assigns.

6. Indemnitors and American Family agree, notwithstanding any conflict of law principles, that this Indemnity is intended to be and shall be governed by and construed in accordance with the laws of the State of Georgia.

7. All terms used in this Indemnity which appear in boldface type and are not defined herein, shall have the meaning ascribed to such term or terms in the Security Deed.

8. Whenever reference is made to the payment of “attorneys’ fees,” “reasonable attorneys’ fees” or words of similar import in this Indemnity, the same shall mean and refer to the payment of actual attorneys’ fees incurred based upon the attorney’s normal hourly rate and the number of hours worked, and not the statutory attorneys’ fees defined in O.C.G.A. Section 13-1-11.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Indemnity is executed by Indemnitors as of the day and year first above written.

DC-2775 NORTHWOODS PARKWAY, LLC,
a Delaware limited liability company

By:	Carter Validus Operating Partnership, LP,
a Delaware limited partnership, its manager

	By:	Carter Validus Mission Critical REIT, Inc.,
a Maryland corporation, its general partner

		By:	/s/ John E. Carter
John E. Carter,
Chief Executive Officer

STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

This instrument was acknowledged before me this 13th day of March, 2012, by John E. Carter, Chief Executive Officer of Carter Validus Mission Critical REIT, Inc., general partner of Carter Validus Operating Partnership, L.P., manager of DC-2775 Northwoods Parkway, LLC, a Delaware limited liability company, to me known to be the person who executed the foregoing instrument by virtue of the authority vested in him in such capacity and acknowledged that he executed the same as the voluntary act and authorized deed of the limited liability company.

/s/ Elizabeth Fay
Elizabeth Fay
Notary Public, State of Florida
My commission expires: August 24, 2015

(CONTINUED)

CARTER/VALIDUS OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Carter/Validus Mission Critical Reit, Inc.,
a Maryland corporation, its general partner

	By:	/s/ John E. Carter
John E. Carter, Chief Executive Officer

STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

This instrument was acknowledged before me this 13th day of March, 2012, by John E. Carter, Chief Executive Officer of Carter Validus Mission Critical Reit, Inc., General Partner of Carter Validus Operating Partnership, LP, a Delaware limited partnership, to me known to be the person who executed the foregoing instrument by virtue of the authority vested in on behalf of said entity.

/s/ Elizabeth Fay
Elizabeth Fay
Notary Public, State of Florida
My commission expires: August 24, 2015

EXHIBIT A

LEGAL DESCRIPTION

All that tract or parcel of land containing 3.222 acres lying and being in Land Lot 256 of the 6th District of Gwinnett County, Georgia, and being more fully described as follows:

Beginning at a concrete monument found at the Southerly end of a miter of the right-of-way intersection of the Northeasterly right-of-way of Langford Road, a right-of-way of varying widths (at this point being a 100 foot right-of-way), with the Southeasterly right-of-way of Northwoods Parkway, a right-of-way of varying widths; thence along said right-of-way and miter North 06°07’42” East a distance of 19.41 feet to a  1/2 inch rebar pin found on said Southeasterly right-of-way of Northwoods Parkway; thence along said right-of-way of Northwoods Parkway North 49°24’00” East a distance of 69.97 feet to a point; thence continuing along said right-of-way along a curve to the left having a radius of 507.47 feet an arc distance of 62.44 feet (said arc being subtended by a chord bearing North 45°52’30” East a distance of 62.40 feet) to a point; thence continuing along said right-of-way North 42°21’00” East a distance of 65.55 feet to a point; thence continuing along said right-of-way along a curve to the right having a radius of 447.46 feet an arc distance of 108.07 feet (said arc being subtended by a chord bearing North 49°16’00” East a distance of 107.81 feet) to a point; thence continuing along said right-of-way North 56°11’15” East a distance of 250.36 feet to a point; thence continuing along said right-of-way along a curve to the left having a radius of 600.00 feet an arc distance of 172.43 feet (said arc being subtended by a chord bearing North 51°22’45” East a distance of 171.84 feet) to a point; thence continuing along said right-of-way North 39°57’45” East a distance of 16.73 feet to a nail found and the TRUE POINT OF BEGINNING.

From the TRUE POINT OF BEGINNING thus established thence continuing along said right-of-way North 39°57’45” East a distance of 359.64 feet to a  1/2 inch rebar pin found; thence leaving said right-of-way South 40°35’30” East a distance of 425.22 feet to a  5/8 inch rebar pin found on the Northwesterly right-of-way of a 200 foot right-of-way of Southern Railroad; thence along said Railroad right-of-way South 49°24’30” West a distance of 354.54 feet to a  1/2 inch rebar pin found; thence leaving said right-of-way North 40°37’32” West a distance of 366.20 feet to a nail found on aforesaid Southeasterly right-of-way of Northwoods Parkway and the TRUE POINT OF BEGINNING.